Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of October 22, 2024 (this “Agreement”), is entered into by and among PANBELA THERAPEUTICS INC., a Delaware corporation (the “Company”), and NANT CAPITAL, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A.         On the terms and subject to the conditions set forth herein, Investor is willing to purchase from the Company, and the Company is willing to sell to Investor, senior convertible promissory notes in the aggregate principal amount set forth opposite Investor’s name on Schedule I hereto.

B.         Capitalized terms not otherwise defined herein shall have the meanings set forth in the forms of Notes (as defined below) attached hereto as Exhibit A-1 and Exhibit A-2.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         The Notes.

(a)    Issuance of Tranche A Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase, a senior convertible promissory note in the form of Exhibit A-1 hereto (the “Tranche A Note”) in the principal amount set forth opposite Investor’s name under the heading “Tranche A Note” on Schedule I hereto.

(b)    Issuance of Tranche B Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase, a senior convertible promissory note in the form of Exhibit A-2 hereto (the “Tranche B Note”; and the Tranche B Note together with the Tranche A Note, the “Notes”) in the principal amount set forth opposite Investor’s name under the heading “Tranche B Note” on Schedule I hereto.

(c)    Delivery at Tranche A Closing. The sale and purchase of the Tranche A Note shall take place at a closing (the “Tranche A Closing”) to be held on the date on which the conditions specified in Sections 4 and 5 are satisfied (or waived in accordance with Section 6(a)) (the “Tranche A Closing Date”). At the Tranche A Closing, the Company will deliver to Investor the Tranche A Note to be purchased by Investor at such Tranche A Closing, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Tranche A Purchase Price”). The Tranche A Note of Investor will be registered in Investor’s name in the Company’s records.

(d)    Delivery at Tranche B Closing. The sale and purchase of the Tranche B Note shall take place at a closings (the “Tranche B Closing”, and together with the Tranche A Closing, each a “Closing” and collectively, the “Closings”) to be held on the date on which the conditions specified in Sections 4 and 5 are satisfied (or waived in accordance with Section 6(a)) (the “Tranche B Closing Date”, and together with the Tranche A Closing Date, each a “Closing Date” and collectively, the “Closing Dates”). At the Tranche B Closing, the Company will deliver to Investor the Tranche B Note to be purchased by Investor at such Tranche B Closing, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Tranche B Purchase Price”). The Tranche B Note of Investor will be registered in Investor’s name in the Company’s records.

(e)    Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used (i) for the Company’s general corporate purposes and (ii) to repay the Existing Indebtedness.

(f)    Payments. The Company will make all cash payments due under each Note in immediately available funds by 2:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as Investor or other registered holder of such Note may from time to time direct in writing.

2.         Representations and Warranties of the Company. The Company represents and warrants to Investor that:

(a)    No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of any Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.         Representations and Warranties of Investor. Investor represents and warrants to the Company upon the acquisition of a Note as follows:

(a)    Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)    Securities Law Compliance. Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath Investor’s name on Schedule I hereto.

(c)    Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(d)    No “Bad Actor” Disqualification Events. Neither (i) Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Investor is subject to any Disqualification Event (as defined in Section 2(o)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.

4.         Conditions to Closings of the Investor. Investor’s obligations at each Closing are subject to the fulfillment, on or prior to the Closing Date for such Closing, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(a)    Representations and Warranties. The representations and warranties made by each Obligor in the Transaction Documents shall have been true and correct when made, and shall be true and correct on such Closing Date.

(b)    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note to be sold and issued at such Closing.

(c)    Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note to be sold and issued at such Closing shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Investor.

(e)    Transaction Documents. The Company and other Obligors shall have duly executed and delivered to the Investor the following documents, each in form and substance satisfactory to Investor:

(i)    This Agreement;

(ii)    At the Tranche A Closing, the Tranche A Note issued hereunder;

(iii)    At the Tranche B Closing, the Tranche B Note issued hereunder; and

(iv)    The Guaranty in the form of Exhibit B hereto (the “Guaranty”).

(f)    Existing Indebtedness. For the Tranche A Closing, evidence of the contemporaneous payment in full of all Existing Indebtedness payable to USWM, LLC and D. Robert Schemel and the release of any and all obligations of the Obligors under, and any and all liens securing, such Existing Indebtedness. For the Tranche B Closing, evidence of the contemporaneous payment in full of all remaining Existing Indebtedness and the release of any and all obligations of the Obligors under, and any and all liens securing, such Existing Indebtedness.

(g)    Corporate Documents. The Company shall have delivered to the Investor each of the following:

(i)    A certificate of the Secretary of each Obligor, dated such Closing Date, certifying (a) that the constitutive documents of such Obligor are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors (or equivalent) of such Obligor and continuing in effect, which authorize the execution, delivery and performance by such Obligor of the Transaction Documents to which such Obligor is party and the consummation of the transactions contemplated hereby and thereby; and

(ii)    A Certificate of Good Standing or comparable certificate as to each Obligor, certified as of a recent date prior to such Closing Date by the Secretary of State of the state of incorporation of such Obligor.

(h)    Tranche B Closing. For the Tranche B Closing, the Tranche B Closing Date shall occur on or before November 15, 2024.

5.         Conditions to Obligations of the Company. The Company’s obligation to issue and sell the applicable Note at each Closing is subject to the fulfillment, on or prior to the Closing Date for such Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)    Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b)    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c)    Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note to be issued and sold at such Closing, shall be legally permitted by all laws and regulations to which Investor or the Company are subject.

(d)    Tranche A Purchase Price. For the Tranche A Closing, Investor shall have delivered to the Company the Tranche A Purchase Price in respect of the Tranche A Note being purchased by Investor referenced in Section 1(c) hereof.

(e)    Tranche B Purchase Price. For the Tranche B Closing, Investor shall have delivered to the Company the Tranche B Purchase Price in respect of the Tranche B Note being purchased by Investor referenced in Section 1(d) hereof.

6.         Miscellaneous.

(a)    Waivers and Amendments. Any provision of this Agreement or any other Transaction Document may be amended, waived or modified only upon the prior written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b)    Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c)    Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)    Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)    Registration, Transfer and Replacement of the Notes. Each Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)    Assignment by the Company. The rights, interests or obligations under any Transaction Document may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(g)    Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at Investor’s address or email set forth in the Schedule of Investor attached as Schedule I, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at 712 Vista Blvd #305, Waconia, MN 55387 or at such other address as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)    Expenses. The Company shall pay on written demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents. The Company shall pay on written demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Investor with respect to any amendments or waivers hereof requested by the Company or in the enforcement or attempted enforcement of any of the obligations of the Company to the Investor under the Transaction Documents or in preserving any of the Investor’ rights and remedies (including, without limitation, all such reasonable attorneys’ fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its subsidiaries).

(j)    Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

PANBELA THERAPEUTICS, INC.,

a Delaware corporation

By:         /s/ Jennifer K. Simpson

Name:    Jennifer K. Simpson

Title:      Chief Executive Officer

INVESTOR:

NANT CAPITAL, LLC,

a Delaware limited liability company

By:         /s/ Charles Kenworthy

Name:    Charles Kenworthy

Title:      Manager

[Signature page for Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTOR

Investor Name and Address	Tranche A Note Amount	Tranche B Note Amount

Nant Capital, LLC	$2,850,000	$9,150,000

Address for all notices: Nant Capital, LLC 450 Duley Road El Segundo, CA 90245 Attn: Charles N. Kenworthy Email copy: [redacted]

Exhibit A-1

FORM OF TRANCHE A NOTE

Exhibit A-2

FORM OF TRANCHE B NOTE

Exhibit B

FORM OF GUARANTY